UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2010

CHINA AGRITECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34458	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10-59621278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2010, China Agritech, Inc. (the “Company”) entered into a purchase agreement, dated as of May 4, 2010 (the “Agreement”), with Sinochem Fertilizer Co., Ltd. (“Sinochem”), pursuant to which the Company agreed to supply Sinochem with the Company’s “Green Vitality” organic liquid fertilizer having a value of RMB60,750,000, or approximately $9 million, for a period of one year.

Pursuant to the terms of the Agreement, the Company agreed to assist Sinochem to develop the market for the product within the PRC by, among other things, providing sales support, advertising, technical support and training to Sinochem and product demonstrations to potential customers.   The Agreement terminates on April 30, 2011.  A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 8.01. Other Events.

On May 17, 2010, the Company issued a press release announcing that it entered into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description

10.1	Purchase Agreement by and between Sinochem Fertilizer Co., Ltd. and the Company, dated as of May 5, 2010.
99.1	Press Release dated May 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: May 18, 2010	/s/ Yu Chang
Yu Chang
Chief Executive Officer

Exhibit Index

No.	Description

10.1	Purchase Agreement by and between Sinochem Fertilizer Co., Ltd. and the Company, dated as of May 5, 2010.
99.1	Press Release dated May 17, 2010